EXHIBIT 23.1

            CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 18, 2005, relating to the consolidated financial statements of Evolve One, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004.

We also consent to the reference to us under the caption Experts in the Prospectus, which is part of this registration statement.


                                        /s/ GOLDSTEIN LEWIN & CO.
                                        Certified Public Accountants


Boca Raton, Florida,
June 15, 2005